Exhibit 10.5

FORM OF SUBSIDIARY GUARANTEE

GUARANTEE dated as of November 26, 2002, in favor of each person who is from time to time a holder of one or more of any of the (i) 5.95% Series A Senior Notes due 2005, (ii) 6.43% Series B Senior Notes due 2006 and (iii) 6.71% Series C Senior Notes due 2007 (together with all notes delivered in substitution or exchange thereof, the “Notes”), issued by BearingPoint, Inc., a Delaware Corporation (the “Issuer”), in an initial aggregate principal amount of up to $220,000,000 pursuant to the several Note Purchase Agreements dated as of November 26, 2002 (collectively, as amended, modified or supplemented from time to time, the “Note Purchase Agreement”) among the Issuer and each of the Purchasers listed in Schedule A to the Note Purchase Agreement.

Section 1.  Definitions. Except as otherwise provided herein, terms defined in the Note Purchase Agreement are used herein as defined therein.

Section 2.  The Guarantee.

2.01 The Guarantee. The Issuer will use the proceeds from the sale of the Notes to repay indebtedness and for general corporate purposes of the group of Persons comprised of the Issuer and its Subsidiaries, and the undersigned (individually, a “Subsidiary Guarantor,” and collectively, the “Subsidiary Guarantors”) are Subsidiaries of the Issuer. For such valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Subsidiary Guarantor hereby jointly and severally guarantees to each holder of a Note (each, a “holder”) (a) the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the principal of, Make-Whole Amounts (if any), and interest on the Notes (including, without limitation, interest determined pursuant to Section 8.8 of the Note Purchase Agreement and interest on any overdue principal, Make-Whole Amount and, to the extent permitted by applicable law, on any overdue interest) and all other amounts from time to time owing by the Issuer under the Note Purchase Agreement and under the Notes (including, without limitation, costs, expenses and taxes) and (b) the prompt performance and observance by the Issuer of all covenants, agreements and conditions on its part to be performed and observed under the Note Purchase Agreement, in each case strictly in accordance with the terms thereof (such payment and other obligations being herein collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor hereby further agrees that if the Issuer shall default in the payment of any of the Guaranteed Obligations, such Subsidiary Guarantor will (x) promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to any holder such amounts, to the extent lawful, as shall be sufficient to pay the reasonable out-of-pocket costs and expenses of collection or of otherwise enforcing any of such holder’s rights under the Note Purchase Agreement to which such holder is a party, including, without limitation, reasonable counsel fees.

All obligations of each Subsidiary Guarantor under this Section 2.01 shall survive the transfer of any Note.

2.02  Obligations Unconditional.  (a) The obligations of each Subsidiary Guarantor under Section 2.01 constitute a present and continuing guaranty of payment and not collectibility and are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Issuer under the Note Purchase Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of each Subsidiary Guarantor hereunder shall be absolute, unconditional and irrevocable, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Subsidiary Guarantor hereunder which shall remain absolute, unconditional and irrevocable as described above:

(1) any amendment or modification of any provision of the Note Purchase Agreement, the Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee (including any release of any other Subsidiary Guarantor) so furnished or accepted for the Notes;

(2) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of the Note Purchase Agreement or the Notes, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

(3) any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Issuer or any other Person or the properties or creditors of any of them;

(4) the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, the Note Purchase Agreement, the Notes or any other agreement;

(5) any transfer of any assets to or from the Issuer, including without limitation any transfer or purported transfer to the Issuer from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Issuer with or into any Person, any change in the ownership of any shares of capital stock of the Issuer, or any change whatsoever in the objects, capital structure, constitution or business of the Issuer;

(6) any default, failure or delay, willful or otherwise, on the part of the Issuer or any other Person to perform or comply with, or the impossibility or illegality of performance by the Issuer or any other Person of, any term of the Note Purchase Agreement, the Notes or any other agreement;

(7) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Issuer or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of the Note Purchase Agreement, the Notes or any other agreement;

(8) any lack or limitation of status or of power, incapacity or disability of the Issuer or any trustee or agent thereof; or

(9) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing.

(b) Each Subsidiary Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any holder exhaust any right, power or remedy against the Issuer under the Note Purchase Agreement to which such holder is a party or the Notes or any other agreement or instrument referred to herein or therein, or against any other Subsidiary Guarantor, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

(c) In the event that any Subsidiary Guarantor shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, such Subsidiary Guarantor shall not exercise any subrogation or other rights hereunder or under the Notes and such Subsidiary Guarantor hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against the Issuer, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the holders and shall forthwith be paid to the holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. Each Subsidiary Guarantor agrees that its obligations under this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Issuer is rescinded or must be otherwise restored by any holder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

The guarantee in this Section 2 is a continuing guarantee and shall apply to the Guaranteed Obligations whenever arising. Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing, and such acceleration (and the effect thereof on the Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Issuer or any other Person of a case or proceeding under a bankruptcy or insolvency law, each Subsidiary Guarantor agrees that, for purposes of this Guarantee and its obligations hereunder, the maturity of the principal amount of the Notes shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the holders had accelerated the same in accordance with the terms of the Note Purchase Agreement, and such Subsidiary Guarantor shall forthwith pay such principal amount, any interest thereon, any Make-Whole Amount, and any other amounts guaranteed hereunder without further notice or demand.

Section 3.  Representations and Warranties.  Each Subsidiary Guarantor represents and warrants to the Holders that:

3.01  Organization; Power and Authority.  Such Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Subsidiary Guarantor has the corporate or other requisite power and authority to execute and deliver this Guarantee and to perform the provisions hereof.

3.02  Authorization, etc.  This Guarantee has been duly authorized by all necessary action on the part of such Subsidiary Guarantor, and this Guarantee constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.03  Compliance with Laws, Other Instruments, etc.  The execution, delivery and performance by such Subsidiary Guarantor of this Guarantee will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Subsidiary Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws or other organizational document, or any other agreement or instrument to which such Subsidiary Guarantor is bound or by which such Subsidiary Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or

(iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Subsidiary Guarantor.

3.04  Governmental Authorizations, etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Subsidiary Guarantor of this Guarantee.

3.05.  Solvency.  Upon the execution and delivery hereof, such Subsidiary Guarantor will be solvent, will be able to pay its debts as they mature and will have capital sufficient to carry on its business.

3.06.  Ranking.  All liabilities of each Subsidiary Guarantor under this Guarantee constitute direct, unconditional and general obligations of such Subsidiary Guarantor and rank in right of payment either pari passu or senior to all other Indebtedness of such Subsidiary Guarantor, except for such Indebtedness which is preferred as a result of being secured (but then only to the extent of such security).

Section 4.  Miscellaneous.

4.01  Amendments, Etc.  This Guarantee may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Subsidiary Guarantors and the Required Holders, except that no such amendment or waiver may, without the written consent of each holder affected thereby, amend any of Section 2.01, 2.02 or this Section 4.01.

4.02  Notices.  All notices and communications provided for hereunder shall be in writing and sent as provided in Section 18 of the Note Purchase Agreement (i) if to any holder, to the address specified for such holder in the Note Purchase Agreement to which such holder is a party and (ii) if to any Subsidiary Guarantor, to the address for such Subsidiary Guarantor set forth on the signature pages hereof.

4.03  Release.  Upon any notice by the Issuer to each holder in respect of any Subsidiary Guarantor as provided in, and satisfying the requirements of, Section 9.6(c) of the Note Purchase Agreement, such Subsidiary Guarantor shall be released from its obligations under this Guarantee.

4.04  Successors and Assigns.  All covenants and other agreements of each Subsidiary Guarantor in this Guarantee shall bind its successors and assigns and shall inure to the benefit of the holders and their respective successors and assigns.

4.05  Severability.  Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

4.06  Construction.  Each agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other agreement contained herein, so that compliance with any one agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other agreement. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

4.07  Expenses.  Each Subsidiary Guarantor shall indemnify each holder on demand in respect of all costs and expenses (including reasonable legal fees) incurred by it in connection with the enforcement of this Guarantee or the preservation of the rights of such holder as a result of any breach by such Subsidiary Guarantor of its obligations hereunder.

4.08  Governing Law.  This Guarantee shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of such State that would require the application of the laws of a jurisdiction other than such State.

4.09  Counterparts; Additional Parties.  This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guarantee. At any time after the date of this Guarantee, one or more additional persons or entities may become parties hereto by executing and delivering to the holders a counterpart of this Guarantee. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all of the terms of, this Guarantee.

IN WITNESS WHEREOF, this Guarantee has been duly executed by the Subsidiary Guarantors as of the day and year first above written.

[NAME OF SUBSIDIARY GUARANTOR]

By

Title:
Address:

[NAME OF SUBSIDIARY GUARANTOR]

By

Title:
Address: